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                                                                    EXHIBIT 23.5

                         BANC OF AMERICA SECURITIES LLC
                       FORM OF OPINION INCLUSION CONSENT
                                                                    May 24, 1999

Members of the Board of Directors
Interim Services Inc.
2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309

Ladies and Gentlemen:

         We hereby consent to the inclusion of our opinion letter dated March 24, 1999 to the Board of Directors of Interim Services Inc. (the "Company") regarding the merger of Norrell Corporation with and into a wholly-owned subsidiary of the Company, in the Company's Registration Statement on Form S-4 (the "Registration Statement") and to the references therein to our firm and to our opinion under the headings "Summary -- Opinions of Financial Advisors," "The Merger -- Background of the Merger," "The Merger -- Reasons for the Merger and Recommendations to the Board of Directors" and "The Merger -- Opinions of Financial Advisors -- Interim." In giving the foregoing consent, we do not admit (i) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Very truly yours,


                                        Banc of America Securities LLC
                                        --------------------------------------
                                        Banc of America Securities LLC
                                        (formerly known as NationsBanc
                                        Montgomery Securities LLC)